UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
☒ Preliminary Information Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
☐     Definitive Information Statement

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.
(Name of the Registrant as Specified in its Charter)

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INFORMATION STATEMENT
April 17, 2008

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

GENERAL

This Information Statement is being distributed to the holders of record of the common stock, par value $.001 per share ("Common Stock"), of Entech Environmental Technologies, Inc., a Florida corporation (the "Company"), at the close of business on _______________ (the "Record Date") under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Information Statement advises shareholders of actions taken and approved on February 26, 2008 by unanimous written consent of the Company’s Board of Directors and the subsequent adoption of such corporate action on February 26, 2008 by the holders of (a) a majority of the Company’s outstanding shares of Common Stock and (b) all the Company’s outstanding shares of Series A Convertible Preferred Stock, par value $.001 per share (collectively, the “Majority Shareholders”)

•	to change the name of the Company to SkyPeople Fruit Juice, Inc. (the “Name Change”)

•
to authorize the proper officers of the Company to effect a 1 for 328.72898 reverse stock split of the outstanding shares of Common Stock (the "Reverse Split", and together with the Name Change, the “Corporate Actions”).

.
The Corporate Actions will not become effective until the filing with the Florida Secretary of State of an Amendment to the Company’s Amended and Restated Articles of Incorporation (the “Amendment”) at least 20 days after the date of the mailing of this Information Statement to the Company’s shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Introduction

Between February 22, 2008 and February 25, 2008, the Company entered into a series of transactions whereby the Company acquired 100% of the ownership interest in Pacific Industry Holding Group Co. Ltd., a Vanuatu corporation (“PACIFIC”), from the shareholders of PACIFIC in a share exchange transaction and raised $3,400,000 in gross proceeds from certain accredited investors in a private placement transaction. These transactions, collectively hereinafter referred to as “Reverse Merger Transactions,” were consummated simultaneously on February 26, 2008 and as a result of the consummation of these transactions, PACIFIC is now a wholly-owned subsidiary of the Company.

PACIFIC’s only business is acting as a holding company for Shaanxi Tianren Organic Food Co. Ltd., a company organized under the laws of the People’s Republic of China (“Tianren”), in which PACIFIC hold a 99% ownership interest. Currently, Tianren is engaged in the business of research and development, production and sales of organic foods, special concentrated fruit juice, fast-frozen and freeze-dried fruits and vegetables and fruit juice drinks.

The following sets forth the material terms of two of the agreement entered into in connection with the Reverse Merger Transactions:

1. Share Exchange Agreement

On February 22, 2008, the Company and Terrence Leong, the Company’s then Chief Executive Officer, entered into a Share Exchange Agreement with PACIFIC and all of the shareholders of PACIFIC (the “Agreement”). Pursuant to the Agreement, the shareholders of PACIFIC agreed to exchange 100 ordinary shares of PACIFIC (the “Pacific Industry Shares”), representing a 100% ownership interest in PACIFIC, for 1,000,000 shares of a newly designated Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the “Share Exchange Transaction”).

2. Stock Purchase Agreement

In connection with the Share Exchange Transaction, on February 26, 2008, the Company entered into a Series B Convertible Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue 2,833,333 shares of a newly designated Series B Convertible Preferred Stock of the Company, par value $0.001 per share (“Series B Stock”) and warrants to purchase 7,000,000 shares of the Company’s common stock (the “Warrants”) to the investors, in exchange for a cash payment in the amount of $3,400,000. Under the Stock Purchase Agreement, the Company also deposited 2,000,000 shares of the Series B Stock into an escrow account held by an escrow agent as make good shares in the event the Company’s consolidated pre-tax income and pre-tax income per share, on a fully-diluted basis, for the years ended December 31, 2007, 2008 or 2009 are less than certain pre-determined target numbers.

Under the Stock Purchase Agreement we are required to effect a 1-for-328.72898 reverse split of our outstanding common stock (“Reverse Split”). In the event the Reverse Split is not effected prior to June 2, 2008, we are required to pay to the Investors, pro rata, as liquidated damages, an amount per month equal to one (1%) of the purchase price we sold pursuant the Stock Purchase Agreement ($34,000 per month), payable monthly in cash as calculated based on the number of days that we are not in compliance with this covenant.

In connection with the Share Exchange Transaction, we designated 1,000,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) out of our total authorized number of 10,000, 000 shares of Preferred Stock, par value $0.001 per share. The rights and preferences of the Series A Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock which we filed with the Secretary of State of Florida on February 22, 2008. Upon the effectiveness of the Reverse Split, all the outstanding shares of Series A Preferred Stock will immediately and automatically convert into shares of Common Stock without any notice or action required on us or on the holders of Series A Preferred Stock or Common Stock (the “Mandatory Conversion”). In the Mandatory Conversion, each holder of Series A Preferred Stock will be entitled to receive twenty two and 62/10,000 (22.0062) shares of fully paid and non-assessable Common Stock for every one (1) share of Series A held (the “Conversion Rate”).

In connection with the Share Exchange Transaction, we designated 7,000,000 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) out of our total authorized number of 10,000, 000 shares of Preferred Stock, par value $0.001 per share. The rights and preferences of the Series B Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock which we filed with the Secretary of State of Florida on February 22, 2008. Upon effectiveness of the Reverse Split, each share of Series B Preferred Stock is convertible at any time into one share of common stock at the option of the holder. If the conversion price (initially $1.20) is adjusted, the conversion ratio will likewise be adjusted and the new conversion ratio will be determined by multiplying the conversion ratio in effect by a fraction, the numerator of which is the conversion price in effect before the adjustment and the denominator of which is the new conversion price.

In the event of a “change of control” the shares of Series B Preferred Stock will be automatically converted into common stock. A “change in control” means a consolidation or merger of us with or into another company or entity in which we are not the surviving entity or the sale of all or substantially all of our assets to another company or entity not controlled by our then existing stockholders in a transaction or series of transactions.

For additional information concerning the Reverse Merger Transactions, see Items 1.01 and 2.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2008.

Change in Control of the Company

On February 26, 2008 the Company acquired the Pacific Industry Shares, through a share exchange (the “Share Exchange”) in which the Company issued an aggregate of 1,000,000 shares of its Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Stock”) to Pacific Industry’s shareholders in exchange for the Pacific Industry Shares. As a result of the Share Exchange, the former shareholders of Pacific Industry assumed control of the Company. Fancylight Limited, a British Virgin Islands company (“Fancylight”), acquired 800,000 of the 1,000,000 shares of Series A Preferred Stock issued on such date. Fancylight and Hongke Xue have entered into a Call Option Agreement pursuant to which Mr. Xue has the right to acquire all of such shares. Fancylight and Mr. Xue have also entered a Voting Trust Agreement, dated as of February 25, 2008 under which Mr. Xue has been appointed as voting trustee under a voting trust created with respect to all of such shares. Therefore, Mr. Xue may be deemed to be the sole beneficial owner of such shares and by virtue thereof Mr Xue may be deemed to be the controlling person of the Company.

On March 5, 2008, the Company filed an information statement with the SEC relating to the change in control of our Board of Directors containing the information required under Rule 14f-1 of the Exchange Act.

THE NAME CHANGE

The Board of Directors and the Majority Shareholders approved an amendment to the Amended and Restated Articles of Incorporation of the Company to change its corporate name from Entech Environmental Technologies, Inc. to SkyPeople Fruit Juice, Inc. The new corporate name more closely identifies the Company with the business conducted by its indirectly owned subsidiary, Shaanxi Tianren Organic Food Co. Ltd.

THE REVERSE SPLIT

At the time of the Reverse Split, holders of outstanding shares of Common Stock will receive one share of post-Reverse Split Common Stock for each 328.72898 shares of pre-Reverse Split Common Stock held as of the close of business on the date the Amendment is filed. No fractional shares of Common Stock will be issued in connection with the Reverse Split. All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share.

Effective Date

The Reverse Split and the Name Change will become effective immediately upon the filing of the Amendment with the Office of the Secretary of State of Florida. The filing will be made at least 20 days after the date this Information Statement is first mailed to the Company’s shareholders.

Reasons for the Reverse Split

The Reverse Split is being effected so that there will be a sufficient number of authorized, but unissued shares of Common Stock of the Company to issue upon the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

Shareholders should note that the effect of the Reverse Split upon the market price for the Common Stock cannot be accurately predicted. We cannot assure you that the market price for shares of Common Stock will be proportionately greater after the Reverse Split than immediately prior to the Reverse Split, or that the market price will increase, or that any increase will be maintained for any period of time, after the Reverse Split. We also cannot assure you that the Reverse Split will not adversely impact the market price of the Common Stock.

Bid and ask quotations for the Common Stock appear on the NASD’s over-the-counter Bulletin Board under the symbol EEVT.OB. As of March 12, 2008 there was only a limited trading market for the Common Stock.

The high bid and low ask prices for the Common Stock as reported by Yahoo Finance on March 7, 2008 were: $0.01 and $0.01, respectively. These over-the-counter market bid and ask quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. As of March 12, 2008, there were approximately 92 holders of record of the Common Stock.

Effects of the Reverse Split

Voting Rights.  Holders of Common Stock will continue to have one vote for each share of Common Stock owned after the Reverse Split. Consequently, the voting and other rights of the holders of the Common Stock will not be affected by the Reverse Split, other than as a result of the issuance of additional shares of Common Stock resulting from the conversion of shares of Series A Preferred Stock into Common Stock simultaneously with the occurrence of the Reverse Split.

Number of Shareholders; Par Value and Authorized Shares. Other than the holders of Series A Preferred Stock and Series B Preferred Stock who will be become holders of Common Stock upon the conversion of their shares of Series A Preferred Stock or Series B Preferred Stock into shares of Common Stock at the time of the Reverse Split, the number of shareholders of record will not be affected by the Reverse Split. The par value and authorized number of shares of Common Stock under the Company’s Articles of Incorporation will remain the same following the effective time of the Reverse Split.

Number of Shares Outstanding. Not including the number of shares issued to the holders of Series A Preferred Stock and Series B Preferred Stock upon the conversion of the Series A Preferred Stock and Series B Preferred Stock into Common Stock occurring simultaneously with the Reverse Split, the number of shares of Common Stock issued and outstanding will be reduced following the effective time of the Reverse Split. As a result of the Reverse Split, each 328.72898 shares of Common Stock owned before the effective time of the Reverse Split will be converted automatically into one share of Common Stock, without any action on the part of the shareholders, subject to adjustment for fractional shares.

All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share.

Public Status; Reporting Requirements. There is currently no intention for the Company to go private, and the Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Split will not increase the risk of the Company becoming a private company in the future. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Issuance of Additional Shares. The number of authorized shares of Common Stock will continue to be 100 million after the Reverse Split. However, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Reverse Split because the 87,281,218 shares outstanding prior to the Reverse Split, approximately 87.28% of the 100 million authorized shares, will be reduced to approximately 265,511 shares, or 0.2655% of the 100 million authorized shares. The issuance in the future of such additional authorized shares, including an aggregate of approximately 22,006,173 shares of Common Stock that will be issued upon the conversion of the Series A Preferred Stock, an aggregate of approximately 3,448,480 shares of Common Stock that will be issued upon the conversion of the Series B Preferred Stock and an aggregate of 7,000,000 shares of Common Stock that may be issued upon exercise of outstanding warrants, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the Company has filed a registration statement with the SEC covering the resale of the Common Stock issuable upon conversion of 2,833,333 shares of the Series B Preferred Stock and 7,000,000 shares of Common Stock issuable upon exercise of warrants. Following the effective date of such registration statement, such shares of Common Stock would become available for resale in the public market which would depress the market price for our Common Stock.

Federal Income Tax Consequences

The Company will not recognize any gain or loss as a result of the Reverse Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the Reverse Split. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such shareholder resides. Shareholders are urged to consult their own tax advisers to determine the particular consequences of the Reverse Split to them.

Distribution and Costs

The Company will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors, nor the approval by the Majority Shareholders, of the Reverse Split or the Name Change provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under the Company’s Amended and Restated Articles of Incorporation or its Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 17, 2008 with respect to the beneficial ownership of each class of the Company’s voting securities by (i) any person or group owning more than five percent of each class of voting securities, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. The table reflects the ownership of Common Stock by the foregoing individuals before and after the Reverse Split.

As of April 17, 2008, the only classes of voting securities of the Company were the Company’s Common Stock, par value $.001 per share and the Company’s Series A Preferred Stock the holders of such class do not have the right to vote in the election of directors.

As of April 17, 2008, an aggregate of 87,281,218 shares of our Common Stock and an aggregate of 1,000,000 shares of our Series A Stock were outstanding.

In determining the percentage of Common Stock beneficially owned by a person on April 17, 2008, we divided (a) the number of shares of Common Stock beneficially owned by such person, by (b) the sum of the total number of shares of Common Stock outstanding on April 17, 2008, plus the number of shares of Common Stock beneficially owned by such person which were not outstanding, but which could be acquired by the person within 60 days after April 17, 2008 upon the exercise of warrants or the conversion of convertible securities.

Title of Class	Name and Address of Beneficial Owners (1) (2)	Amount and Nature of Beneficial Ownership	Percent of Class
Series A Convertible Preferred Stock	Hongke Xue (3)	800,000	80.0%
Series A Convertible Preferred Stock	Lin Bai (4)	100,000	10.0%
Series A Convertible Preferred Stock	Sixiao An (5)	100,000	10.0%
Series A Convertible Preferred Stock	Yongke Xue	0	-
Series A Convertible Preferred Stock	Xiaoqin Yan	0	-
Series A Convertible Preferred Stock	Guolin Wang	0	-
Series A Convertible Preferred Stock	All officers and directors as a group (three persons)	0	-
Common Stock	Barron Partners 730 Fifth Avenue, 9th Floor New York, New York 10019	6,794,118 (6)	7.2%
Common Stock	Grover Moss	19,414,634	22.2%
Common Stock	Joseph I. Emas Law Offices 1224 Washington Avenue Miami Beach, Florida 33139 (7)	12,195,122	22.2%
Common Stock	Walker Street Associates	12,195,122	14.0%
Common Stock	Burr Northrop 1181 Village Dr, Chino Hills, CA 91709	10,500,000	12.0%
Common Stock	Yongke Xue	0	-
Common Stock	Xiaoqin Yan	0	-
Common Stock	Guolin Wang	0	-
Common Stock	All officers and directors as a group (three persons)	0	-

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)
Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o the Company, at Room 1404 and Room 1403, A-4F Tongxinge, Xietong Building, Gaoxin 2nd Road, Hi-Tech Industrial Zone, Xi’an, Shaanxi province, PRC 710065.

(3)
Consists of 800,000 shares owned of record by Fancylight Limited, a British Virgin Islands company (“Fancylight”). Fancylight and Hongke Xue have entered into a Call Option Agreement pursuant to which Mr. Xue has the right to acquire all of such shares. Fancylight and Mr. Xue have also entered a Voting Trust Agreement, dated as of February 25, 2008 under which Mr. Xue has been appointed as voting trustee under a voting trust created with respect to all of such shares. Therefore, Mr. Xue may be deemed to be the sole beneficial owner of such shares.

(4)
Consists of 100,000 owned by China Tianren Organic Food Holding Company Limited, as attorney-in-fact for certain persons. China Tianren Organic Food Holding Company Limited (“Organic”) is a British Virgin Islands company. Organic and Lin Bai have entered into a Voting Trust and Escrow Agreement dated as of February 25, 2008 pursuant to which Lin Bai has been appointed as voting trustee under a voting trust created with respect to all of such shares. Therefore, Lin Bai may be deemed to be the sole beneficial owner of such shares.

(5)
Consists of 100,000 owned by Winsun Limited, as attorney-in-fact for certain persons. Winsun Limited (“Winsun”) is a British Virgin Islands company. Winsun and Sixiao An have entered into a Voting Trust and Escrow Agreement dated as of February 25, 2008 pursuant to which Sixiao An has been appointed as voting trustee under a voting trust created with respect to all of such shares. Therefore, Sixiao An may be deemed to be the sole beneficial owner of such shares.

(6)
Consists of 6,794,118 shares of Common Stock issuable upon exercise of currently exercisable warrants. Barron Partners, LP also owns of record an aggregate of 3,365,147 shares of Series B Stock. Such Series B Stock will be automatically converted into shares of Common Stock upon the effectiveness of a 1 for 328.72898 reverse stock split of the Company’s Common Stock. However, since such reverse stock split may not be effectuated until more than 60 days after March 12, 2008, as of March 12, 2008 Barron Partners is not deemed to beneficially own shares of Common Stock by virtue of its ownership of Series B Stock

(7)	Joseph I. Emas was a director of the Company from February 22, 2008 until he resigned on April 7, 2008.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Reverse Split and the Name Change to the Majority Shareholder.

By order of the Board of Directors
April 17, 2008

/s/ Yongke Xue

Name: Yongke Xue
Title: Director and CEO

Exhibit A

UNAMINOUS WRITTEN CONSENT
OF DIRECTORS OF BOARD OF DIRECTORS

OF

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

February 26, 2008

The undersigned, being all of the directors of the board of directors of Entech Environmental Technologies, (the “Board of Directors”), a corporation organized under the laws of the State of Florida (the “Company”), hereby adopt the following resolutions pursuant to the bylaws of the Company and the Florida Business Corporation Act (the “Act”), in accordance with Section 607.0821 of the Act, as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

RESOLVED, that Article I of the Articles of Incorporation of the Company be amended and restated to read as follows:

ARTICLE I - NAME

The name of the corporation (hereinafter called the “Corporation”) is “Sky People Fruit Juice, Inc.”; and be it further

RESOLVED, that Article IV of the Articles of Incorporation of the Corporation be amended by combining the outstanding shares of common stock of the Corporation on the basis that 328.72898 of such shares of common stock shall become one (1) share of common stock without changing the par value of the shares of the Corporation (the “Reverse Split”); provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the “Information Statement”) with respect to the change in the name of the Corporation to “Sky People Fruit Juice, Inc.” and the Reverse Split, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on March 24, 2008; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Florida Secretary of State an Amendment to the Articles of Incorporation of the Corporation (the “Amendment”) providing for the combination of the Corporation’s outstanding shares of stock on the basis that 328.72898 of such shares of common stock shall become one (1) share of common stock, without changing the par value of the resulting shares, such Amendment to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, any such determination to be conclusively evidenced by the execution, delivery and filing by such officers of the Amendment; and be it further

RESOLVED, that the effective date of the Reverse Split be, and it hereby is, fixed as the 20th day following the date of the Information Statement; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first indicated above.

/s/ Yongke Xue
Yongke Xue, Director

/s/ Joseph I. Emas
Joseph I. Emas, Director

Exhibit B

WRITTEN CONSENT

OF MAJORITY SHAREHOLDERS
OF

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

February 26, 2008

The undersigned, being the holders of a majority of the outstanding shares of common stock of Entech Environmental Technologies, a corporation organized under the laws of the State of Florida (the “Company”), hereby adopt the following resolutions pursuant to the bylaws of the Company and the Florida Business Corporation Act (the “Act”), in accordance with Section 607.0704 of the Act, as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

RESOLVED, that Article I of the Articles of Incorporation of the Company be amended and restated to read as follows:

ARTICLE I - NAME

The name of the corporation (hereinafter called the “Corporation”) is “SkyPeople Fruit Juice, Inc.”; and be it further

RESOLVED, that Article IV of the Articles of Incorporation of the Corporation be amended by combining the outstanding shares of common stock of the Corporation on the basis that 328.72898 of such shares of common stock shall become one (1) share of common stock without changing the par value of the shares of the Corporation (the “Reverse Split”); provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the “Information Statement”) with respect to the change in the name of the Corporation to “SkyPeople Fruit Juice, Inc.” and the Reverse Split, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on March 24, 2008; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Florida Secretary of State an Amendment to the Articles of Incorporation of the Corporation (the “Amendment”) providing for the combination of the Corporation’s outstanding shares of stock on the basis that 328.72898 of such shares of common stock shall become one (1) share of common stock, without changing the par value of the resulting shares, such Amendment to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, any such determination to be conclusively evidenced by the execution, delivery and filing by such officers of the Amendment; and be it further

RESOLVED, that the effective date of the Reverse Split be, and it hereby is, fixed as the 20th day following the date of the Information Statement; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first indicated above.

FANCYLIGHT LIMITED

/s/ Hongwei Li
By: Hongwei Li Title: Director

WINSUM LIMITED

/s/ Sixiao An
By: Sixiao An Title: Director

CHINA TIANREN ORGANIC FOOD HOLDING COMPANY LIMITED

/s/ Lin Bai
By: Lin Bai Title: Director

BARRON PARTNERS, L.P.

By:	BARRON CAPITAL ADVISORS LLC Managing Partner

By:	/s/ Andrew Barron Worden
Andrew Barron Worden, CEO

By:	/s/ Grover Moss
Grover Moss

By:	/s/ Burr Northrop
Burr Northrop

By:	/s/ Terence Leong
Terence Leong

Joseph I. Emas Law Offices

/s/ Joseph I. Emas
By: Joseph I. Emas Title: Partner

Walker Street Associates

/s/ Terence Leong
By: Terence Leong Title: President